UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

PwrCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09370	13-3186327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. 42nd Street, 46th Floor

New York, New York 10165

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 796-4097

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement

On December 21, 2017, PwrCor, Inc. (the “Company”) entered into an intellectual property License Agreement with Thermal Tech Holdings, LLC, a Delaware limited liability company (“TTH”), retroactively effective as of January 30, 2017.  TTH is an affiliated entity owned equally by two entities controlled, respectively, by Thomas Telegades, Chief Executive Officer of the Company, and Wallace Baker, Chief Administrative Officer of the Company, who also serve in management positions with TTH.

TTH is the owner of certain patent applications and the inventions relating to the Company’s proprietary engine technology (the “Licensed Patents and Technical Information”).  The Licensed Patents and Technical Information were developed by an independent non-profit research institute (the “Contractor”).  All work done by the Contractor was paid for by TTH.  TTH, rather than the Company, was at risk if the research, development, engineering and design work were of little or no value. Furthermore, the work performed by the Contractor for TTH was confidential for competitive business reasons.

The Patent License will enable TTH to recover previously incurred and anticipated investment expenses, including, but not limited to, prosecution and maintenance of any patents which may issue, without profit to the owners of TTH.  The Patent License grants the Company a worldwide non-exclusive license to use the Technical Information to make, use or sell any products (the “Licensed Products”) and/or services which would be covered by any Licensed Patent (as defined).  TTH may not license any Licensed Patents and Technical Information to any competitive entity, or to any other entity without the prior written consent of the Company.

The Company will pay TTH royalty equal to five (5%) percent of the Net Revenue (as defined) of all Licensed Products covered by a Licensed Patent sold by the Company and its affiliates, as well as an initial license fee of  $135,000.

The Patent License will terminate upon the expiration of all Licensed Patents.  The Company may terminate the agreement on ninety (90) days’ prior written notice.  TTH may terminate the agreement on ninety (90) days’ prior written notice for uncured defaults (as defined).

Item 9.01

Financial Statements and Exhibits

Exhibits

10.1	Patent License Agreement by and between Thermal Tech Holdings, LLC and PwrCor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PwrCor, Inc.

/s/ Thomas Telegades
By:	Name: Thomas Telegades
Title: Chief Executive Officer

Date: December 26, 2017

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